EXHIBIT 23.1

                           TRIMBLE NAVIGATION LIMITED



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the use of our report dated January 26, 1999 in this Annual Report (Form 10-K) of Trimble Navigation Limited for the year ended January 1, 1999.


         We also consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-37384, 33-39647, 33-45167, 33-45604, 33-46719,
33-50944, 33-57522, 33-62078, 33-78502, 33-84362, 33-91858, 333-04670, 333-28429
and 333-53703) pertaining to the 1983 Stock Option Plan, the Trimble Navigation Savings and Retirement Plan, the 1990 Director Stock Option Plan, the "Position for Us for Progress" 1992 Employee Stock Bonus Plan, the 1992 Management Discount Stock Option Plan, and the 1993 Stock Option Plan, and the related Prospectuses, of our report dated January 26, 1999 with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included in the Annual Report (Form 10-K) for the year ended January 1, 1999.




                                            /s/ ERNST & YOUNG LLP

 Palo Alto, California
 March 25, 1999


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